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MasterCard Incorporated Proposed Amendments to our Ownership and Governance Structure 31 August 2005

Our Evolution The Next Step in our Evolution Highlights of our Proposed Ownership and Governance Structure Benefits of our Proposed Ownership and Governance Structure Next Steps Where to Find Additional Information Contents

Our Evolution

" A worldwide system which could be used anywhere, by anyone..." Karl Hinke, Chairman, Interbank Card Association, 1968 We were founded with a vision

MasterCard International

Key milestones in our evolution

1966	A group of banks create the Interbank Card Association (ICA)
1969	ICA acquires Master Charge name and interlocking circles trademark
1979	Master Charge becomes MasterCard
1991	MasterCard and Europay International launch Maestro, the world's first global online debit program
2002	MasterCard becomes a SEC-registered private share corporation - Merger with Europay International - Customer financial institutions become shareholders
2005	MasterCard serves nearly 25,000 principal & affiliate financial institutions in 210 countries, from 37 offices around the world

5

The Next Step in our Evolution

Our marketplace is being shaped by several forces Electronic payments continue to replace cash and paper-based systems Our customers are consolidating and globalizing Merchants are increasingly important stakeholders and continue to seek value- added relationships Our competition comes from established and new players We face heightened regulatory scrutiny and legal challenges Our customer-focused strategy recognizes these forces and seeks to address them proactively We believe that transitioning to a different ownership and governance structure will lead us, and our customers, to a more stable base from which to execute our strategy and bring value to our customers' businesses We compete in a dynamic marketplace

Highlights of our Proposed Ownership and Governance Structure

Broadened ownership of our stock by Public investors A new MasterCard charitable foundation Existing financial institution shareholders A more open governance structure through A new board with a majority of directors independent of MasterCard and our member financial institutions A contribution to the societies in which we operate through The establishment of a MasterCard charitable foundation Our proposed structure will result in...

Public Investors Class A shares We expect the initial ownership of our equity in the proposed structure to be: MasterCard Foundation Class A shares Existing Financial Institution Shareholders Class B shares We will broaden our ownership

Public Investors Class A shares We expect the initial voting rights in our proposed structure to be: Financial institution shareholders will not have voting rights through their Class B shares but will own Class M shares which carry certain approval rights Class A shares cannot be owned by member financial institutions No shareholder will be permitted to acquire more than 15% of outstanding Class A or Class B shares MasterCard Foundation Class A shares We will broaden our ownership

Class B shares may be transferred among member financial institutions of MasterCard International After 4 years, Class B shares may be sold to non-members, at which point they would convert to Class A shares, so long as a member "right of first refusal" is observed Members will have the right to purchase Class A shares (which thereafter convert to Class B shares) to maintain their overall collective level of economic ownership Existing shareholders will have flexibility over their Class B shares

Class M shareholders will have the right to elect three directors (not to exceed one quarter of the board) and will have approval rights over specified matters Class M shares will not have any economic rights A majority vote of Class M shares will be required for specified matters, including: The sale of all, or substantially all, of the Company's assets Mergers or consolidations of the Company Any waiver of beneficial ownership limitations in certificate of incorporation Discontinuation of the core payments business Class M approval rights will be allocated using the MasterCard global proxy formula Class M shares will be retired if the total economic ownership of Class B shareholders falls below 15% Existing shareholders will also own Class M shares

Through a new board with a majority of directors independent of MasterCard and our member financial institutions The board is expected to be comprised of 12 directors and 1 non- voting, advisory director 8 of the directors will be independent, have no affiliation with member financial institutions, and come from different regions of the world 3 directors will be elected by the Class M shareholders and are expected to be representatives of financial institutions from each of the Americas region, Europe region and Asia/Pacific, Middle East and Africa region The CEO will be a director We will have a more open governance structure

We wish to implement these changes, and grow our business, with sensitivity to the needs of local markets We value the input we receive from regional boards and will maintain a regional board with specified authorities in Europe as well as regional advisory boards in: U.S. Canada Latin America & the Caribbean South Asia, Middle East and Africa Asia/Pacific We also intend to form a new global advisory council The regional advisory boards and the global council will be comprised principally of customer representatives We will continue to seek local input to our decision making

We will implement a European regional board Members of the European board will be elected by Class M shareholders in Europe and are expected to be representatives of financial institutions The board will supervise the following in Europe, subject to certain limitations: membership fines intraregional operating rules assessments and fees intraregional product enhancement annual budget surplus funds affinity and co-branding rules MasterCard's independent global board will have appropriate override authority We believe the proposed changes are consistent with and support the SEPA initiative in Europe

We intend to establish a MasterCard charitable foundation and contribute newly issued Class A shares to it Underscores our commitment to the communities in which we operate Creates a sizeable shareholder with a vested interest in our stability and long-term success Foundation will be overseen by independent global trustees Expected to be funded initially through 10% ownership stake and cash contributions from the company Will be subject to certain restrictions on the sale of Class A shares for a substantial period of time We will make a significant commitment to charitable giving

IPO proceeds will be used to redeem a portion of existing shareholders' Class B shares MasterCard will retain $650 million of IPO proceeds to fund a capital increase U.S. shareholders will bear the economic impact of the capital increase Along with the proposed structural changes, we believe these resources will place us in a position to defend our interests in the legal and regulatory arena MasterCard will no longer have the right to impose special assessments on principal members We will improve our capital position

Benefits of our Proposed Ownership and Governance Structure

We believe a majority independent Board, and broader diversity in our share ownership, will address perceived conflicts of interest We believe regulators, and others, will recognize these changes and the increased openness they bring to our governance and ownership We believe we will have a stronger base from which to execute our customer-focused strategy We believe the proposed ownership and governance structure will bring greater stability to our and our customers' businesses We expect to be able to focus more on our customers We believe that we will be more competitive as a result of this move We believe customers will be attracted to a stronger base on which to build, manage and grow their businesses We believe the proposed structure will enhance our long-term business

Next Steps

Next steps Draft documents will be filed with the U.S. Securities and Exchange Commission (SEC) Subject to the SEC review process, we expect to send shareholders a proxy statement in Q4 this year Subject to the SEC review process, we expect to call a special meeting of shareholders towards the end of this year to seek shareholder approval for the proposed governance and ownership structure If the proposed governance and ownership structure is approved by shareholders, we expect to transition to the new structure in Q1 2006

Where to Find Additional Information

This presentation relates to MasterCard's proposed new corporate governance and ownership structure, including the proposed amendment and restatement of the certificate of incorporation and by-laws of MasterCard Incorporated (the "Proposals"). In connection with the Proposals, MasterCard Incorporated intends to prepare a proxy statement for its shareholders to be filed with the U.S. Securities and Exchange Commission (SEC) and may be filing other documents regarding the Proposals with the SEC as well. Before making any voting decision, shareholders are urged to read the proxy statement regarding the Proposals and any other relevant documents carefully in their entirety when they become available because they will contain important information about the Proposals and the related transactions. The final proxy statement will be mailed to MasterCard Incorporated's shareholders. The proxy statement and any other documents (when they are available) will be available free of charge at the SEC's Internet site (http://www.sec.gov). The proxy statement and any other documents (when they are available) may also be obtained for free by accessing MasterCard Incorporated's website at www.mastercard.com under the tab "Company Info" and then under the headings "Corporate Overview" and "SEC Filings." Additional information

MasterCard Incorporated and its directors, officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Proposals. Information regarding MasterCard Incorporated's directors and executive officers is available in MasterCard Incorporated's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 25, 2005. Additional information regarding the interests of the potential participants in the solicitation of MasterCard Incorporated shareholders in connection with the Proposals will be set forth in the proxy statement when it is filed with the SEC. Additional information

Forward-looking statements Statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements about the benefits of the Proposals and the related transactions and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes, "seeks," "estimates," "will," "should," "may," or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of MasterCard Incorporated's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of MasterCard Incorporated. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual outcomes may differ materially from the anticipated outcomes discussed in these forward-looking statements.

Forward-looking statements The following factors, among others, could cause actual outcomes to differ materially from the anticipated outcomes or other expectations expressed in the forward-looking statements: changes in global, political and economic conditions; legal or regulatory developments; failure to obtain shareholder approval for the Proposals; and changing market conditions. Additional factors that could cause actual outcomes to differ materially from those expressed in the forward-looking statements are discussed in MasterCard Incorporated's 2004 Annual Report on Form 10-K filed with the SEC on March 2, 2005, and are available at the SEC's Internet site (http://www.sec.gov). MasterCard Incorporated disclaims any obligation to publicly update or revise any forward-looking information.